Exhibit (j)(1) under  Form N-1A
Exhibit 23 under Item 601/Reg. S-K

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  references  to  our  firm  under  the  caption "Financial Highlights"  in  each Prospectus and under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment Number 37 to the Registration Statement (Form  N-1A,  No. 2-66437) of Federated Adjustable Rate Securities Fund, and to the incorporation by reference of our report, dated October 20, 2009, on Federated Adjustable Rate Securities Fund included in the Annual Shareholder Report for the fiscal year ended August 31, 2009.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
October 25, 2010